SGX Pharmaceuticals Announces Fourth Quarter and Full Year 2006 Financial Results
SAN DIEGO, March 6, 2007 — SGX Pharmaceuticals (NASDAQ: SGXP) today announced financial results for the fourth quarter and year ended December 31, 2006. For the full year 2006, the Company posted total revenues of $27.8 million and a net loss of $28.1 million. Cash and cash equivalents totaled $33.9 million at December 31, 2006 as compared to $17.7 million held at December 31, 2005.
“The company achieved some very significant milestones in 2006, marked by our initial public offering and the initiation of a major strategic partnership with Novartis,” said Mike Grey, President and Chief Executive Officer. “We continued to make tremendous progress over the course of the year on our BCR-ABL, MET and JAK2 oncology programs and we generated over $45 million in cash from partnerships and grants which helped to support our research and development activities.”
Financial Results
Total revenues in the fourth quarter of 2006 were $8.4 million, compared to $6.9 million in the fourth quarter of 2005. Total revenues for the year ended December 31, 2006 were $27.8 million, compared to $21.6 million for the year ended December 31, 2005. Revenues were derived primarily from collaborations, commercial agreements, and grants involving the Company’s technology, such as its FASTTM drug discovery platform. The increase in revenues relates to the Novartis collaboration initiated in March 2006 and increased research grant efforts, partially offset by collaborations that ended.
Research and development expenses totaled $11.4 million for the fourth quarter of 2006, compared to $10.3 million in the same period of 2005. Research and development expenses totaled $46.9 million for the year ended December 31, 2006, compared to $37.9 million for the year ended December 31, 2005. The increase in 2006 research and development expenses is primarily attributable to development costs associated with clinical trial activities which were suspended in August 2006, additional costs incurred towards the development of a series of BCR-ABL inhibitors in collaboration with Novartis, and additional costs incurred on our MET and JAK2 inhibitor programs.
General and administrative expenses totaled $2.2 million and $2.4 million for the fourth quarters of 2006 and 2005, respectively. General and administrative expenses totaled $9.6 million and $11.8 million for the years ended December 31, 2006 and 2005, respectively. The decrease in general and administrative expenses is primarily attributable to lower stock-based compensation expense for option and restricted stock grants in 2006.
SGX reported a net loss applicable to common stockholders in the fourth quarter and the full year ended December 31, 2006 of $4.9 million, or $0.32 per share, and $28.1 million, or $2.03 per share, respectively. This compares with a net loss applicable to common stockholders in the fourth quarter and the full year ended December 31, 2005 of $6.1 million, or $7.61 per share, and $29.9 million, or $48.32 per share, respectively. The decrease in the net loss is primarily attributable to an increase in revenues related to the Novartis collaboration, a decrease in stock-based compensation expense for option and restricted stock grants, offset by an increase in research and development expenses. The net loss per share amounts for 2005 do not reflect the conversion of all outstanding shares of the Company’s redeemable preferred stock into common stock that occurred upon the close of the Company’s initial public offering in February 2006.
For 2007, management has indicated that it is targeting a net cash burn of $16 million to $18 million before any cash inflows from milestone payments or new partnerships.
About SGX Pharmaceuticals
SGX Pharmaceuticals is a biotechnology company focused on the discovery, development and commercialization of innovative cancer therapeutics. The SGX oncology pipeline includes drug candidates from its enabling, proprietary FASTTM drug discovery platform, such as next generation BCR-ABL inhibitors currently being developed in partnership with Novartis, MET tyrosine kinase inhibitors including SGX523, and lead series of potent JAK2 inhibitors. More information on the pipeline and drug discovery platform can be found at www.sgxpharma.com and in the Company’s various filings with the Securities and Exchange Commission.
Forward-looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to research and drug discovery and development programs and statements regarding prospects for 2007 and 2008, expectations regarding revenues, operational requirements and cash usage, the value of the Company’s technology, the potential value and scope of collaborations, including the collaboration with Novartis, the receipt of potential research and milestone payments, the Company’s BCR-ABL, MET and JAK2 inhibitor programs, expectations regarding the timing of development candidate nominations, commencement of preclinical studies, the filing of INDs, the potential of the Company’s inhibitors as treatments for certain cancers, the effectiveness and efficiency of the FAST technology to generate novel lead molecules for therapeutic targets and the ability to discover, develop and commercialize cancer therapeutics. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file INDs or commence clinical studies in the referenced time frames. The results of early preclinical studies or clinical trials may not be predictive of future results, and the Company cannot provide any assurances that any of its compounds or development candidates will have favorable results in preclinical studies or future clinical trials. In addition, results may be affected by risks related to the implementation of its collaborations, competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, the level of resources that its collaborative partners devote to development of its product candidates, the scope and validity of patent protection for its products, and its ability to obtain additional funding to support its operations. For a discussion of these and other factors, please refer to the risk factors described in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, as well as other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and SGX undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.
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Contact:	Todd Myers	Jason Spark
	Chief Financial Officer	Media & Investor Relations
	SGX Pharmaceuticals	Porter Novelli Life Sciences
	(858) 558-4850	(619) 849-6005

SGX PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
Grants	$1,723	$2,205	$7,874	$7,032
Collaborations and commercial agreements	6,714	4,681	19,906	14,604

Total revenue	8,437	6,886	27,780	21,636

Expenses:
Research and development	11,352	10,271	46,942	37,881
General and administrative	2,168	2,419	9,588	11,820

Total operating expenses	13,520	12,690	56,530	49,701

Loss from operations	(5,083)	(5,804)	(28,750)	(28,065)
Interest income (expense), net	198	(63)	698	(138)
Interest expense associated with bridge notes	0	0	0	(1,188)

Net loss	(4,885)	(5,867)	(28,052)	(29,391)
Accretion to redemption value of redeemable convertible preferred stock	0	(253)	(49)	(472)

Net loss attributable to common stockholders	$(4,885)	$(6,120)	$(28,101)	$(29,863)

Basic and diluted net loss per share attributable to common stockholders	$(0.32)	$(7.61)	$(2.03)	$(48.32)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	15,152	804	13,814	618

	Three Months Ended December 31, 2006
		Stock-based
		compensation	Reported
	non-GAAP	expense	GAAP results

Net loss attributable to common stockholders	$(4,126)	$(759)	$(4,885)
Basic and diluted net loss per share attributable to common stockholders	$(0.27)	$(0.05)	$(0.32)
Research and development expenses	$11,064	$288	$11,352
General and administrative expenses	$1,697	$471	$2,168

	Year Ended December 31, 2006
		Stock-based
		compensation	Reported
	non-GAAP	expense	GAAP results

Net loss attributable to common stockholders	$(23,532)	$(4,569)	$(28,101)
Basic and diluted net loss per share attributable to common stockholders	$(1.70)	$(0.33)	$(2.03)
Research and development expenses	$44,818	$2,124	$46,942
General and administrative expenses	$7,143	$2,445	$9,588

SGX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$33,877	$17,718
Accounts receivable	3,532	863
Other current assets	1,616	1,380
Property and equipment, net	5,435	7,168
Other assets	4,004	6,122

Total assets	$48,464	$33,251

Liabilities and stockholder’s equity (deficit)
Current liabilities	$21,762	$19,343
Deferred revenue	13,023	2,579
Note payable, net of current portion	0	6,000
Other liabilities, net of current portion	66	169
Redeemable convertible preferred stock	0	46,837
Stockholder’s equity (deficit)	13,613	(41,677)

Total liabilities and stockholder’s equity (deficit)	$48,464	$33,251